Exhibit 3.11
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
KURZWEIL EDUCATIONAL SYSTEMS, INC.
(Under Section 242 and 228 of the Delaware General Corporation Law)
          The undersigned, being a duly elected officer of Kurzweil Educational Systems, Inc, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:
          1. The name of the Corporation is Kurzweil Educational Systems, Inc.
          2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First of the Corporation’s Certificate of Incorporation in its entirety and substituting the following:
          “FIRST. The name of the corporation is Kurzweil/Intellitools, Inc. (the “Corporation”).”
          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
          4. The effective time of the amendment herein certified shall be at 11:59 p.m. on December 31, 2010.
[Signature page to follow]

          IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Amendment and affirms the statements herein contained on this 30th day of December, 2010.

KURZWEIL EDUCATIONAL SYSTEMS, INC.
By:	/s/ Todd W. Buchardt
	Name:	Todd W. Buchardt
	Title:	Authorized Officer

CERTIFICATE OF MERGER
OF
INTELLITOOLS, INC.
INTO
KURZWEIL EDUCATIONAL SYSTEMS, INC.
(Under Section 252 of the General Corporation Law
of the State of Delaware)
     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
          1. The constituent business corporations participating in the merger herein certified are:
          (i) Intellitools, Inc., which is incorporated under the laws of the State of California; and
          (ii) Kurzweil Educational Systems, Inc., which is incorporated under the laws of the State of Delaware.
          2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Kurzweil Educational Systems, Inc., in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Intellitools, Inc., in accordance with the laws of the State of its incorporation.
          3. The name of the surviving corporation in the merger herein certified is Kurzweil Educational Systems, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.
          4. The certificate of incorporation of Kurzweil Educational Systems, Inc., as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of its incorporation and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

          5. The executed agreement of merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:
          Kurzweil Educational Systems, Inc., 100 Crosby Drive, Bedford, MA 01730-1402
          6. A copy of the aforesaid agreement of merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.
          7. The authorized capital stock of Intellitools, Inc. consists of 2,000,000 shares without par value.
          8. This certificate of merger and the merger contemplated hereby shall become effective at 11:59 p.m. on December 31, 2010.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be signed by its duly authorized officer as of the 28th day of December, 2010.

INTELLITOOLS, INC., a California Corporation
By:	/s/ Todd W. Buchardt
	Name:	Todd W. Buchardt
	Title:	Sr. Vice President

KURZWEIL EDUCATIONAL SYSTEMS, INC., a Delaware Corporation
By:	/s/ Brad Almond
	Name:	Brad Almond
	Title:	CFO

CERTIFICATE OF INCORPORATION
OF
KURZWEIL EDUCATIONAL. SYSTEMS, INC.
ARTICLE I
NAME OF CORPORATION
The name of the Corporation (the “Corporation”) is:
Kurzweil Educational Systems, Inc.
ARTICLE II
REGISTERED OFFICE
     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle. The name of the registered agent of the Corporation at such address is the Corporation Service Company.
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
AUTHORIZED CAPITAL STOCK
          The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is 100, and each such share shall have a par value of $0.01.
ARTICLE V
BOARD POWER REGARDING BYLAWS
          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI
ELECTION OF DIRECTORS
          Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
ARTICLE VII
LIABILITY
          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
ARTICLE VIII
CORPORATE POWER
          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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